FOURTH AMENDMENT TO REVOLVING CREDIT,

TERM LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT (the “Agreement”) is entered into as of March 27, 2013 by and among BLONDER TONGUE LABORATORIES, INC., a corporation organized under the laws of the State of Delaware (“BTL”), R. L. DRAKE HOLDINGS, LLC, a limited liability company organized under the laws of the State of Delaware (“RL Drake” and collectively with BTL, the “Borrower”), the financial institutions which are now or which hereafter become a party hereto (collectively, the “Lenders” and individually a “Lender”) and SOVEREIGN BANK, N.A., formerly known as Sovereign Bank (“Sovereign”), as agent for Lenders (Sovereign, in such capacity, the “Agent”).

RECITALS

Whereas, the Borrower and the Lenders entered into a Revolving Credit, Term Loan and Security Agreement dated August 6, 2008, as amended by that certain First Amendment to Revolving Credit Term Loan and Security Agreement dated January 14, 2011, that certain Second Amendment to Revolving Credit Term Loan and Security Agreement dated February 1, 2012, and that certain letter agreement dated August 10, 2012 (constituting the third amendment to the Revolving Credit, Term Loan and Security Agreement), as the same shall be further amended by this Agreement (as may be further amended, restated, replaced and/or modified from time to time, the “Loan Agreement); and

Whereas, the Borrower and the Lenders have agreed to modify the terms of the Loan Agreement as set forth in this Agreement to, among other things, modifying certain financial covenants set forth in the Loan Agreement.

Now, therefore, in consideration of the Lender’s continued extension of credit and the agreements contained herein, the parties agree as follows:

AGREEMENT

1)	ACKNOWLEDGMENT OF BALANCE. The Borrower acknowledges that the most recent statement of account sent to the Borrower with respect to the Obligations is correct.

2)	MODIFICATIONS. The Loan Agreement be and hereby is modified as follows:

(A)	The following definitions in Section 1.2 of the Loan Agreement are hereby deleted, and are replaced to read as follows, provided, however, that for all purposes of this Agreement, the effective date of the revised definitions of “Revolving Interest Rate” and “Term Loan Rate” shall be April 1, 2013:

“Net Income” shall mean for any period (i) the Borrower’s consolidated net income (loss), after taxes, as defined by GAAP, plus (ii) the amount of any non-cash inventory reserve established by the Borrower as set forth in its financial statements from time to time during such period to the extent that such non-cash inventory reserve reduces the Borrower’s consolidated net income (loss) so long as such amount does not exceed $1,500,000 for any twelve month period, plus (iii) the RL Drake Add-Back, plus (iv) the aggregate amount of any non-cash intangible asset impairment expenses incurred by the Borrower during such period associated with the acquisition of certain assets by the Borrower from R.L. Drake, LLC, to the extent recognized in accordance with GAAP, minus (v) any extraordinary income or gains.

“Revolving Interest Rate” shall mean an interest rate per annum equal to (a) the sum of the Index plus three quarters of one percent (0.75%) with respect to Domestic Rate Loans and (b) the sum of LIBOR plus three and one half of one percent (3.50%) with respect to LIBOR Loans, provided, however, (i) if the Borrower provides to the Agent the quarterly financial statements required pursuant to Section 9.8 herein for the fiscal quarter ending June 30, 2013 and such quarterly financial statements evidence that the Borrower is in full compliance of the terms and conditions of this Agreement and no Default and/or Event of Default has occurred as determined by the Agent, then the Revolving Interest Rate for Domestic Rate Loans and for LIBOR Loans shall be reduced by one quarter of one percent (0.25%), retroactively effective as of the date on which the Borrower has delivered such quarterly financial statements to the Agent and/or (ii) if the Borrower provides to the Agent the annual financial statements required pursuant to Section 9.7 herein for the fiscal year ending December 31, 2013 and such annual financial statements evidence that the Borrower is in full compliance of the terms and conditions of this Agreement and no Default and/or Event of Default has occurred as determined by the Agent, then the Revolving Interest Rate for Domestic Rate Loans and for LIBOR Loans shall be reduced by one quarter of one percent (0.25%), retroactively effective as of the date on which the Borrower has delivered such annual financial statements to the Agent.

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“Term Loan Rate” shall mean an interest rate per annum equal to (a) the sum of the Index plus one percent (1.00%) with respect to Domestic Rate Loans, and (b) the sum of LIBOR plus three and three quarters of one (3.75%) percent with respect to LIBOR Loans, provided, however, (i) if the Borrower provides to the Agent the quarterly financial statements required pursuant to Section 9.8 herein for the fiscal quarter ending June 30, 2013 and such quarterly financial statements evidence that the Borrower is in full compliance of the terms and conditions of this Agreement and no Default and/or Event of Default has occurred as determined by the Agent, then the Term Loan Rate for Domestic Rate Loans and for LIBOR Loans shall be reduced by one quarter of one percent (0.25%) retroactively, effective as of the date on which the Borrower has delivered such quarterly financial statements to the Agent and/or (ii) if the Borrower provides to the Agent the annual financial statements required pursuant to Section 9.7 herein for the fiscal year ending December 31, 2013 and such annual financial statements evidence that the Borrower is in full compliance of the terms and conditions of this Agreement and no Default and/or Event of Default has occurred as determined by the Agent, then the Term Loan Rate for Domestic Rate Loans and for LIBOR Loans shall be reduced by one quarter of one percent (0.25%), retroactively effective as of the date on which the Borrower has delivered such annual financial statements to the Agent.

(B)	The following definitions are hereby added to Section 1.2 of the Loan Agreement to read as follows:

“Fourth Amendment” shall mean that certain Fourth Amendment to Revolving Credit, Term Loan and Security Agreement dated the Fourth Amendment Closing Date by and among the Borrower, the Lenders and the Agent.

“Fourth Amendment Closing Date” shall mean as of March 27, 2013.

(C)	Section 6.5 of the Loan Agreement is deleted, and is replaced by a new Section 6.5 to read as follows:

6.5.	Financial Covenants.

(a)           Fixed Charge Coverage Ratio. Cause to be maintained, a Fixed Charge Coverage Ratio, tested quarterly (as of the last day of each fiscal quarter) on a consolidated, trailing twelve (12) month basis, of not less than (i) 1.50 to 1.00 as of December 31, 2012, (ii) 1.25 to 1.00 as of March 31, 2013 through and including December 31, 2013 and (iii) 1.50 to 1.00 at all times thereafter.

(b)           Balance Sheet Leverage Ratio. Cause to be maintained, a Balance Sheet Leverage Ratio tested quarterly (as of the last day of each fiscal quarter) on a consolidated basis of not more than (i) 1.00 to 1.00 through and including March 31, 2012 and (ii) 1.25 to 1.00 at all times thereafter.

(c)           Minimum EBITDA. Cause to be achieved EBITDA, tested as of the last day of each fiscal year of the Borrower, of not less than (i) $1,100,000 for the fiscal year ending December 31, 2012 and (ii) $1,500,000 for each fiscal year thereafter.

3)	SCHEDULES TO LOAN AGREEMENT. Attached hereto as Exhibit A are amended and restated schedules to the Loan Agreement. These revised schedules shall now amended, restate, replace and supplement any prior schedules to the Loan Agreement.

4)	ACKNOWLEDGMENTS. The Borrower acknowledges and represents that:

(A) the Loan Agreement and Other Documents, as amended hereby, are in full force and effect without any defense, claim, counterclaim, right or claim of set-off;

(B) to the best of its knowledge, no default by the Agent or the Lenders in the performance of their duties under the Loan Agreement or the Other Documents has occurred;

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(C) all representations and warranties of the Borrower contained herein and in the Other Documents are true and correct in all material respects as of this date, except for any representation or warranty that specifically refers to an earlier date;

(D) the Borrower has taken all necessary action to authorize the execution and delivery of this Agreement; and

(E) this Agreement is a modification of an existing obligation and is not a novation.

5)	PRECONDITIONS. As a precondition to the effectiveness of any of the modifications, consents, or waivers contained herein, the Borrower agrees to:

(A) provide the Agent with this Agreement, properly executed;

(B) provide the Agent with revised schedules to the Loan Agreement;

(C) provide the Agent with secretary’s certificates and resolutions, in form and substance acceptable to the Agent, which approves the modification contemplated hereby;

(D) pay to the Agent an amendment fee in the amount of $37,500; and

(E) pay all other fees and costs incurred by the Lenders in entering into this Agreement, including, but not limited to, all reasonable legal fees incurred by the Agent.

6)	MISCELLANEOUS. This Agreement shall be construed in accordance with and governed by the laws of the State of New Jersey, without reference to that state’s conflicts of law principles. This Agreement and the Other Documents constitute the sole agreement of the parties with respect to the subject matter thereof and supersede all oral negotiations and prior writings with respect to the subject matter thereof. No amendment of this Agreement, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in writing and signed by the parties hereto. The illegality, unenforceability or inconsistency of any provision of this Agreement shall not in any way affect or impair the legality, enforceability or consistency of the remaining provisions of this Agreement or the Other Documents. This Agreement and the Other Documents are intended to be consistent. However, in the event of any inconsistencies among this Agreement and any of the Other Documents, the terms of this Agreement, then the Loan Agreement, shall control. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart shall be deemed an original, but all such counterparts shall together constitute one and the same agreement.

7)	DEFINITIONS. The terms used herein and not otherwise defined or modified herein shall have the meanings ascribed to them in the Loan Agreement. The terms used herein and not otherwise defined or modified herein or defined in the Loan Agreement shall have the meanings ascribed to them by the Uniform Commercial Code as enacted in New Jersey.

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IN WITNESS WHEREOF, the undersigned have signed and sealed this Agreement the day and year first above written.

ATTEST:		BLONDER TONGUE LABORATORIES, INC.

By:	/s/ Eric Skolnik	By:	/s/ James A. Luksch
Name:	ERIC SKOLNIK	Name:	JAMES A. LUKSCH
Title:	Assistant Secretary	Title:	Chief Executive Officer

WITNESS:		R. L. DRAKE HOLDINGS, LLC

By:	/s/ Eric Skolnik	By:	/s/ James A. Luksch
Name:	ERIC SKOLNIK	Name:	JAMES A. LUKSCH
Title:	Secretary	Title:	Chief Executive Officer

SOVEREIGN BANK, N.A.,
formerly known as Sovereign Bank,
as Lender and as Agent

		By:	/s/ Gregory R. Russano
		Name:	GREGORY R. RUSSANO
		Title:	Senior Vice President

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